As filed with the Securities and Exchange Commission on January 19, 2012                                           Registration No. ___________

UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 10

GENERAL FORM FOR REGISTRATION OF SECURITIES

Pursuant to Section 12(b) or (g) of the Securities Exchange Act of 1934

American Eagle Group, Inc.

(Name of registrant as specified in its Charter)

Delaware	75-2100622
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

9160 South 300 West Suite 101, Sandy, Utah	84070
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:        (801) 706-9429

Securities to be registered under Section 12(b) of the Act:

None	None
Title of each class	Name of each exchange on which
to be so registered	each class is to be registered

Securities to be registered under Section 12(g) of the Act:	Common Stock, par value $0.01 per share
(Title of Class)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	.	Accelerated filer	.
Non-accelerated filer	. (Do not check if a smaller reporting company)	Smaller reporting company	X .

American Eagle Group, Inc.

FORM 10

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This Form 10 contains certain forward-looking statements with respect to the financial condition, results of operations, business strategies, operating efficiencies or synergies, competitive positions, growth opportunities for existing products, plans and objectives of management. Statements in this Form 10 that are not historical facts are hereby identified as “forward-looking statements.”

Item 1.  Business

Organization and Corporate History

American Eagle Group, Inc. (“American Eagle” or the “Company”) was incorporated under the laws of the State of Delaware on October 3, 1986.  American Eagle operated as an insurance holding company that, through its subsidiaries, marketed and underwrote specialized property and casualty coverage in the general aviation insurance marketplace.  Historically, the Company's business has been organized into three divisions.  In 1997, after selling several of its divisions, the Company’s remaining insurance operations were placed into receivership and the Company ceased operating its insurance business.  Since the Company terminated its business operations, management has been focused on settling debts and closing outstanding operations.

Since the termination of its prior business, the Company has had no operations other than seeking an acquisition or merger to bring an operating entity into the Company.  The Company does not propose to restrict its search for a business opportunity to any particular industry or geographical area and may, therefore, engage in essentially any business in any industry.  The Company has unrestricted discretion in seeking and participating in a business opportunity, subject to the availability of such opportunities, economic conditions, and other factors.

The selection of a business opportunity in which to participate is complex and risky.  Additionally, the Company has only limited resources and may find it difficult to locate good opportunities.  There can be no assurance that the Company will be able to identify and acquire any business opportunity which will ultimately prove to be beneficial to the Company and its stockholders.  The Company will select any potential business opportunity based on management's business judgment.

Currently, the Company is in the process of investigating potential business ventures which, in the opinion of management, will provide a source of eventual profit to the Company.  Such involvement may take many forms, including the acquisition of an existing business or the acquisition of assets to establish subsidiary businesses.  At this time, the Company’s management has been focused on investigating whether there are merger and acquisition activities in certain targeted industries.  To this end, management has focused on the medical and “green” energy industries.  These efforts have been focused on discussions with management in these industries and research.

The Company is not currently conducting any business, nor has it conducted any business for several years.  Therefore, it does not possess products or services, distribution methods, competitive business positions, or major customers.  The Company does not possess any unexpired patents or trademarks and any and all of its licensing and royalty agreements from the insurance it sought to market in the past have since expired, and are not currently valid.  The Company does not employ any employees.

The activities of the Company are subject to several significant risks which arise primarily as a result of the fact that the Company has no specific business and may acquire or participate in a business opportunity based on the decision of management which potentially could act without the consent, vote, or approval of the Company's stockholders.  The risks faced by the Company are further increased as a result of its lack of resources and its inability to provide a prospective business opportunity with significant capital.

Products and Services

We currently do not have any products or services.

Marketing Strategy

Other than our efforts to locate potential merger or acquisition candidates, we do not engage in any marketing or advertising and do not anticipate we will engage in such activity until a merger or acquisition is complete.  We do not anticipate spending significant resources on marketing or advertisement and rely more on personal contacts in looking for potential merger or acquisition candidates.

Regulations

We do not believe we face extensive regulations.  We will have to review the potential regulations of any company we merge with or acquire.  At this time, investors and stockholders will not be able to evaluate the potential regulations we face until a potential merger or acquisition candidate is identified.

Description of Property

We currently utilize the office space provided by our CEO on a rent free basis.  We believe this space will be sufficient until we complete a merger or acquisition.

Technology

We currently do not have any technology, nor until we complete a merger or acquisition, do we anticipate having any technology that separates us from other companies.

Competitors

We face competition from other companies seeking mergers and acquisitions.  It will be up to our management and their contacts to be able to find potential merger or acquisition companies.  Many companies seeking mergers will have better funding and management teams which have had more success in completing mergers and acquisitions.

Concentration of Customers

We do not have any concentration of customers.

Patents, Trademarks, Licenses, Franchises, Concessions, Royalty Agreements or Labor Contracts, including Duration

We have no patents or trademarks.  We also have no franchises, concessions, royalty agreements or labor contracts.

Research and Development Costs During the Last Two Fiscal Years

We have not engaged in any research and development in the last two years.

Employees

American Eagle does not have any employees.  Kip Eardley is American Eagle’s sole officer.  Mr. Eardley is currently not receiving compensation for his services and American Eagle does not plan on paying any compensation to Mr. Eardley.

Item 1A.  Risk Factors

American Eagle’s operations are subject to a number of risks including:

We may have insufficient resources to cover our operating expenses, and consummating a business combination could lead to our being forced to shut down or to have to raise capital at prices that would result in substantial dilution to existing stockholders.

We have limited cash to cover our operating expenses for the next 12 months and to cover the expenses incurred in connection with a business combination.  It is possible that we could incur substantial costs in connection with a business combination.  If we do not have sufficient cash available to cover our expenses, we may be forced to either shut down or obtain additional financing, either from our management or third parties.  We may not be able to obtain additional financing on acceptable terms, if at all, and neither our management nor any third party is obligated to provide any financing.  It is likely any future funds obtained would result in a substantial dilution to current stockholders.

The nature of our operations is speculative and the success of our plan of operation will depend to a great extent on the operations, financial condition and management of the companies with which we may merge or which we acquire, and current investors will be investing in the new management and business without the ability to review such management or business with all the risk associated therewith including the possibility the company will not be successful.

While management intends to seek a merger or acquisition of privately held entities with established operating histories, there can be no assurance that we will be successful in locating an acquisition candidate meeting such criteria. In the event we complete a merger or acquisition transaction, of which there can be no assurance, our success, if any, will be dependent upon the operations, financial condition and management of the acquired company, and upon numerous other factors beyond our control.  Stockholders will be dependent on the judgment of management in making acquisition or merger decisions.

Investors will not be able to assess specific business risks because we have not identified the business opportunities in which we will attempt to obtain an interest and, as such, investors and stockholders will be placing their money in an unknown investment.

Due to the fact that we have not identified a target business for acquisition, we cannot describe the specific risks presented by such business.  Among other risks, such target business may involve an unproven product, technology or marketing strategy, the ultimate success of which cannot be assured.  The target business may be in competition with larger, more established firms which may have many competitive advantages over the target business.  Our investment in a target business may be highly risky and illiquid, and could result in a total loss if the acquired business is unsuccessful.

Our limited funds and the lack of full-time management will likely make it impracticable to conduct a complete and exhaustive investigation and analysis of a business opportunity, and, as such, the likelihood that an acquisition is not successful is very high, and investors or stockholders could lose all of their investment.

Our management’s decision to commit our capital or other resources to an acquisition will likely be made without detailed feasibility studies, independent analysis and market surveys.  We will be particularly dependent in making decisions upon information provided by the promoter, owner, sponsor, or others associated with the business opportunity seeking our participation.  There are numerous individuals, publicly held companies, and privately held companies seeking merger and acquisition prospects.  There is significant competition among such groups for attractive merger and acquisition prospects.  However, the number of suitable and attractive prospects is limited and we may find a scarcity of suitable companies with audited financial statements seeking merger partners.  Additionally, with limited financial and managerial resources, we will be limited in our review of any prospective merger or acquisition companies, potentially increasing the risk of such a merger or acquisition.  As such, it is possible that any merger or acquisition will not be successful resulting in the bankruptcy and the loss of an investor’s or stockholder’s entire investment.

Attracting new directors and officers may be expensive, and may require that we enter into long-term employment agreements, issue stock options, and otherwise provide incentives to the new directors and officers which could dilute current stockholders or decrease our stock price leading to losses for current stockholders.

We may need to attract new directors and officers in order to achieve our business objective, which is to acquire one or more domestic and/or foreign operating businesses.  Attracting new directors and officers may be expensive, and may require that we enter into long-term employment agreements, issue stock options, and otherwise provide incentives to the new directors and officers which may further dilute current stockholders or cause a decrease in our stock price leading to losses for current stockholders.

As we will have only a limited ability to evaluate potential new directors and officers, and the management of target businesses, investors or stockholders will be placing their money with a management team that they have not had an opportunity to evaluate, increasing the risk investors or stockholders may lose their entire investment.

We may make a determination that our current directors and officers should not remain, or should reduce their role, following money raising or a business combination, based on an assessment of the experience and skill sets of new directors and officers and the management of target businesses.  We cannot assure you that our assessment of these individuals will prove to be correct.  This could have a negative impact on our company and our stock price.  Such an impact could result in the loss of an investor’s or stockholder’s entire investment.

Our director and sole officer allocates time to other businesses, thereby causing conflicts of interest in their determination as to how much time to devote to our affairs which increases the likelihood we will not be successful or that we will not be able to respond timely to business opportunities resulting in the company not being successful.

Our director and sole officer does not work full time for American Eagle and may have outside business interests that directly conflict with those of American Eagle.  This could have a negative impact on our ability to consummate money raising or a business combination.  Our director and sole officer is not required to, and does not, commit his full time to our affairs, thereby causing conflicts of interest in allocating his time between our operations and the operations of other businesses.  We do not intend to have any full-time employees prior to the consummation of a business combination.  Our director and sole officer is engaged in other business endeavors and is not obligated to contribute any specific number of hours per day or per week to our affairs.  This situation limits our current director’s and sole officer’s ability to devote time to our affairs and could have a negative impact on our ability to consummate a business combination.  If we are unable to consummate a business combination, we will be forced to shut down our operations resulting in the loss of a stockholder’s investment.

There is a lack of meaningful public market for our securities and investors or stockholders should look to an investment in us as a long-term, illiquid investment which they may not be able to resell.

Although our common stock may be available for trading on the Pink Sheets, at present no active market exists and no broker/dealers are actively making a market in our common stock.  Therefore, there is no assurance that a regular trading market will develop and if developed, that it will be sustained.  A purchaser of stock may, therefore, be unable to resell our common stock should he or she desire to do so.  Furthermore, it is unlikely that a lending institution will accept our common stock as pledged collateral for loans.  Investors should therefore look at our stock as an illiquid, long-term investment that they may never be able to resell.

Our acquisitions of businesses may be extremely risky and we could lose all or part of our investments and it is unlikely we would be able to survive following a loss of our investment or a merger with such a company.

Companies we merge with or acquire will generally be less established or still trying to obtain profitability.  An investment in these companies may be extremely risky because, among other things, the companies we are likely to focus on:

•

typically have limited operating histories, narrower product lines and smaller market shares than larger businesses, which tend to render them more vulnerable to competitors’ actions and market conditions, as well as general economic downturns;

•

tend to be privately-owned and generally have little publicly available information and, as a result, we may not learn all of the material information we need to know regarding these businesses;

•

are more likely to depend on the management talents and efforts of a small group of people; and, as a result, the death, disability, resignation or termination of one or more of these people could have an adverse impact on the operations of any business that we may acquire;

•

may have less predicable operating results;

•

may from time to time be parties to litigation;

•

may be engaged in rapidly changing businesses with products subject to a substantial risk of obsolescence; and

•

may require substantial additional capital to support their operations, finance expansion or maintain their competitive position.

With these risks, it is likely such a company would not be successful, which would result in us having to close operations since we would be dependent on the success of such a company.

A relatively small number of stockholders and managers have significant influence over us and other stockholders will not be able to have a voice in the direction of the company and stockholders may disagree with the decisions of management.

A small number of our stockholders and management acting together would be able to exert significant influence over us through their ability to influence the election of directors and all other matters that require action by our stockholders.  The voting power of these individuals could have the effect of preventing or delaying a change in control of our company which they oppose even if our other stockholders believe it is in their best interests.  In addition, our executive officer has the ability to influence our day-to-day operations.  These factors could negatively affect our company and our stock price as other investors may be unwilling to invest in a company with such a consolidation of control.  Additionally, if stockholders dislike the decisions of management, it will be difficult for stockholders to get rid of current management.

There is a significant likelihood of dilution of our existing stockholders which could result in the loss on any investment by existing stockholders.

It is likely that the anticipated value of the business and/or assets that we acquire relative to the current value of our securities will result in the issuance of a relatively large number of shares and, as a result, substantial additional dilution to the percentage ownership of our current stockholders.  If such dilution were to occur, the price of our stock would be negatively impacted resulting in possible losses for existing stockholders.

Item 2.  Financial Information

Summary of Financial Information

We have not had any revenues in the last two fiscal years nor for the nine months ended September 30, 2011.  Our net loss for December 31, 2010, was $1,400 and our net loss for the nine months ended September 30, 2011 was $6,120.  At December 31, 2010, we had cash and cash equivalents of $1,975 and working capital of $1,975, as opposed to working capital of $3,375 at December 31, 2009.  At September 30, 2011, we had cash and cash equivalents of $1,755 and working capital deficit of $9,145.

The following table shows selected summarized financial data for American Eagle at the dates and for the periods indicated.  The data should be read in conjunction with the financial statements and notes included herein beginning on page F-1.

STATEMENT OF OPERATIONS DATA:

	For the Nine Months Ended September 30, 2011	For the Year Ended December 31, 2010	For the Year Ended December 31, 2009
Revenues	$-	$-	$-
Cost of Revenues	-	-	-
General and Administrative Expenses	6,120	1,400	2,201
Net Income (Loss)	6,120	1,400	2,200
Basic Income (Loss) per Share	(0.00)	(0.00)	0.00
Diluted Income (Loss) per Share	(0.00)	(0.00)	0.00
Basic Weighted Average Number of Shares Outstanding	7,047,098	7,047,098	7,047,098
Diluted Weighted Average Number of Shares Outstanding	7,047,098	7,047,098	7,047,098

BALANCE SHEET DATA:
	September 30, 2011	December 31, 2010	December 31, 2009
Total Current Assets	$1,755	$1,975	$3,440
Total Assets	1,755	1,975	3,440
Total Current Liabilities	10,900	--	65
Working Capital (Deficit)	(9,145)	1,975	3,375
Stockholders’ Equity (Deficit)-Development Stage	(55,426)	(49,306)	(47,906)

Management's Discussion and Analysis or Plan of Operation

Certain statements in this Report constitute “forward-looking statements.”  Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements.  Factors that might cause such a difference include, among others, uncertainties relating to general economic and business conditions; industry trends; changes in demand for our products and services; uncertainties relating to customer plans and commitments and the timing of orders received from customers; announcements or changes in our pricing policies or that of our competitors; unanticipated delays in the development, market acceptance or installation of our products and services; changes in government regulations; availability of management and other key personnel; availability, terms and deployment of capital; relationships with third-party equipment suppliers; and worldwide political stability and economic growth.  The words “believe,” “expect,” “anticipate,” “intend” and “plan” and similar expressions identify forward-looking statements.  Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date the statement was made.

Critical Accounting Policies and Estimates

The preparation of financial statements and related disclosures in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the amounts reported in the Financial Statements and accompanying notes.  Management bases its estimates on historical experience and on various other assumptions that are believed to be reasonable under the circumstances. Actual results could differ from these estimates under different assumptions or conditions.  American Eagle believes there have been no significant changes during the year ended December 31, 2011.

American Eagle’s accounting policies are more fully described in Note 1 of the audited financial statements.  As discussed in Note 1, the preparation of financial statements and related disclosures in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions about the future events that affect the amounts reported in the financial statements and the accompanying notes.  Management bases its estimates on historical experience and on various other assumptions that are believed to be reasonable under the circumstances.  Actual differences could differ from these estimates under different assumptions or conditions.  American Eagle believes that the following addresses American Eagle’s most critical accounting policies.

We recognize revenue in accordance with Securities and Exchange Commission Staff Accounting Bulletin No. 104, “Revenue Recognition” (“SAB 104”).  Under SAB 104, revenue is recognized at the point of passage to the customer of title and risk of loss, when there is persuasive evidence of an arrangement, the sales price is determinable, and collection of the resulting receivable is reasonably assured.

Our allowance for doubtful accounts is maintained to provide for losses arising from customers’ inability to make required payments.  If there is deterioration of our customers’ credit worthiness and/or there is an increase in the length of time that the receivables are past due greater than the historical assumptions used, additional allowances may be required.

We account for income taxes in accordance with FASC 740-20, “Accounting for Income Taxes”.  Under FASC 740-20, deferred tax assets and liabilities are measured using enacted tax rates in effect for the year in which the differences are expected to reverse.  Deferred tax assets will be reflected on the balance sheet when it is determined that it is more likely than not that the asset will be realized.

PLAN OF OPERATION.

American Eagle is in the process of investigating potential business ventures which, in the opinion of management, will provide a source of eventual profit to American Eagle.  Such involvement may take many forms, including the acquisition of an existing business or the acquisition of assets to establish subsidiary businesses.  American Eagle’s management does not expect to remain involved as management of any acquired business.

As American Eagle possesses limited funds, American Eagle will be extremely limited in its attempts to locate potential business situations for investigation.  American Eagle has commenced the process of investigating possible merger and acquisition candidates, and believes that American Eagle’s status as a publicly-held corporation will enhance its ability to locate such potential business ventures.  No assurance can be given as to when American Eagle may locate suitable business opportunities and such opportunities may be difficult to locate; however, American Eagle intends to actively search for potential business ventures for the foreseeable future.

Business opportunities, if any arise, are expected to become available to American Eagle principally from the personal contacts of our officer and director.  While it is not expected that American Eagle will engage professional firms specializing in business acquisitions or reorganizations, such firms may be retained if funds become available in the future, and if deemed advisable.  Opportunities may thus become available from professional advisors, securities broker-dealers, venture capitalists, members of the financial community, and other sources of unsolicited proposals.  American Eagle is unable to predict at this time the cost of locating a suitable business opportunity.

The analysis of business opportunities will be undertaken by or under the supervision of American Eagle’s management.  Current management does not have significant experience in evaluating potential mergers or acquisitions.  Among the factors which management will consider in analyzing potential business opportunities are the available technical, financial and managerial resources; working capital and financial requirements; the history of operation, if any; future prospects; the nature of present and anticipated competition; potential for further research, developments or exploration; growth and expansion potential; the perceived public recognition or acceptance of products or services; name identification, and other relevant factors.

It is not possible at present to predict the exact manner in which American Eagle may participate in a business opportunity.  Specific business opportunities will be reviewed and, based upon such review, the appropriate legal structure or method of participation will be decided upon by management.  Such structures and methods may include, without limitation, leases, purchase and sale agreements, licenses, joint ventures; and may involve merger, consolidation or reorganization.  American Eagle may act directly or indirectly through an interest in a partnership, corporation or reorganization.  However, it is most likely that any acquisition of a business venture American Eagle would make would be by conducting a reorganization involving the issuance of American Eagle’s restricted securities.  Such a reorganization may involve a merger (or combination pursuant to state corporate statutes, where one of the entities dissolves or is absorbed by the other), or it may occur as a consolidation, where a new entity is formed and American Eagle and such other entity combine assets in the new entity.  A reorganization may also occur, directly or indirectly, through subsidiaries, and there is no assurance that American Eagle would be the surviving entity.  Any such reorganization could result in loss of control of a majority of the shares.  American Eagle’s present directors may be required to resign in connection with a reorganization.  Substantial dilution of percentage equity ownership may result to the stockholders.

American Eagle may choose to enter into a venture involving the acquisition of or merger with a company which does not need substantial additional capital but desires to establish a public trading market of its securities.  Such a company may desire to consolidate its operations with American Eagle through a merger, reorganization, asset acquisition, or other combination, in order to avoid possible adverse consequences of undertaking its own public offering.  (Such consequences might include expense, time delays or loss of voting control.)  In the event of such a merger, American Eagle may be required to issue significant additional shares, and it may be anticipated that control over American Eagle’s affairs may be transferred to others.

As part of their investigation of acquisition possibilities, American Eagle’s management may meet with executive officers of the business and its personnel; inspect its facilities; obtain independent analysis or verification of the information provided, and conduct other reasonable measures, to the extent permitted by American Eagle’s limited resources and management’s limited expertise.  Generally, American Eagle intends to analyze and make a determination based upon all available information without reliance upon any single factor as controlling.

In all likelihood, American Eagle’s management will be inexperienced in the areas in which potential businesses will be investigated and in which American Eagle may make an acquisition or investment.  Thus, it may become necessary for American Eagle to retain consultants or outside professional firms to assist management in evaluating potential investments, and to hire managers to run or oversee the operations of its acquisitions of investments.  American Eagle can give no assurance that we will be able to find suitable consultants or managers.  American Eagle has no policy regarding the use of consultants; however, if management, in its discretion, determines that it is in the best interests of American Eagle, management may seek consultants to review potential merger or acquisitions candidates.  There are currently no contracts or agreements between any consultant and any companies.

It may be anticipated that the investigation of specific business opportunities and the negotiation, drafting and execution of relevant agreements, disclosure documents and other instruments will require substantial management time and attention, and substantial costs for accountants, attorneys and others.  Should a decision thereafter be made not to participate in a specific business opportunity, it is likely that costs already expended would not be recoverable.  It is likely, in the event a transaction should eventually fail to be consummated, for any reason, that the costs incurred by American Eagle would not be recoverable.  American Eagle’s officer and director are entitled to reimbursement for all expenses incurred in their investigation of possible business ventures on behalf of American Eagle, and no assurance can be given that if American Eagle has available funds they will not be depleted by such expenses.

Based on current economic and regulatory conditions, management believes that it is possible, for a company like American Eagle, without many assets or many liabilities, to negotiate a merger or acquisition with a viable private company.  The opportunity arises principally because of the high legal and accounting fees and the length of time associated with the registration process of “going public.”  However, should any of these conditions change, it is very possible that there would be little or no economic value for anyone taking over control of American Eagle.

Management of American Eagle believes the best chance to obtain value for the stockholders is to seek a merger or acquisition with an existing business.  At this time, management has been unable to locate any potential mergers or acquisitions.

Management is not able to determine the time or resources that will be necessary to locate and acquire or merge with a business prospect.  There is no assurance that American Eagle will be able to acquire an interest in any such prospects, products or opportunities that may exist or that any activity of American Eagle, regardless of the completion of any transaction, will be profitable.

If and when American Eagle locates a business opportunity, management of American Eagle will give consideration to the dollar amount of that entity's profitable operations and the adequacy of its working capital in determining the terms and conditions under which American Eagle would consummate such an acquisition.  Potential business opportunities, no matter which form they may take, will most likely result in substantial dilution for American Eagle's stockholders due to the issuance of stock to acquire such an opportunity.

LIQUIDITY AND CAPITAL RESOURCES

December 31, 2010 and 2009

On December 31, 2010, American Eagle had $1,975 in assets and no liabilities compared to assets of $3,440 and $65 in liabilities at December 31, 2009.  American Eagle has only incidental ongoing expenses primarily associated with maintaining its corporate status and filings with the Securities and Exchange Commission.  At this time, it is anticipated American Eagle will have sufficient resources to pay ongoing expenses for the next two years.  If we need additional resources, management and large shareholders have indicated willingness to loan additional funds to the Company.  As we continue to investigate opportunities, we may experience additional expenses.  These additional expenses for consultants, attorneys and accountants could increase quickly but we do not anticipate any need for additional financing in the next twelve months.  We do believe our expenses will increase in the future as we will be required to make filings, including 10-K and 10-Q filings, with the SEC.

September 30, 2011

On September 30, 2011, we had current assets of $1,755 with liabilities of $10,900.  Our working capital deficit on September 30, 2011 was $9,145 compared to working capital of $1,975 on December 31, 2010.  We believe our current assets will be sufficient for the next twelve months even with anticipated increases in expenses.  We believe expenses will increase as the result of SEC filing requirements.  This will result in increase in legal and accounting costs.  We will now be subject to obtaining audits on a yearly basis and maintaining ongoing reporting obligations with the SEC.

RESULTS OF OPERATIONS

December 31, 2010

For the year ended December 31, 2010, we had no revenues and expenses of $1,400 primarily related to maintaining our corporate status, accounting and legal fees.  Management anticipates only nominal continuing expenses.  Management does anticipate expenses to increase in the future as we become subject to the reporting requirements of the SEC.  Additionally, if a business is commenced or acquired, expenses would increase.

American Eagle has not generated revenue during the past three years.  It is unlikely that any revenue will be generated until American Eagle locates a business opportunity with which to acquire or merge.  Management of American Eagle will be investigating various business opportunities.  These efforts may cost American Eagle not only out of pocket expenses for its management but also expenses associated with legal and accounting costs.  There can be no guarantee that American Eagle will receive any benefits from the efforts of management to locate business opportunities.  American Eagle’s financial statements contain a going concern opinion on American Eagle’s ability to continue in business.

Management does not anticipate employing any employees in the future until a merger or acquisition can be accomplished.  Management will continue to rely on outside consultants to assist in its corporate filing requirements.

September 30, 2011

For the three and nine months ended September 30, 2011, we had no revenues and expenses of $216 and $6,120 respectively.  This compares with expenses for the three and nine months ended September 30, 2010 of $832 and $1,129, respectively.  Our net loss for the nine months ended September 30, 2011 was $6,120.  This loss was attributable to payments for auditing and legal expenses.  This compares to a net loss for the nine months ended September 30, 2010 of $1,129.  We anticipate our costs to increase in the coming quarters and years as we become subject to the SEC reporting obligations.

Off-Balance Sheet Arrangements

We have no off-balance sheet arrangements.

ITEM 3.   PROPERTIES

American Eagle owns no properties and utilizes space on a rent-free basis from Kip Eardley, American Eagle’s officer and director. This arrangement is expected to continue until such time as American Eagle becomes involved in a business venture which necessitates its relocation, as to which no assurances can be given.  American Eagle has no agreements with respect to the maintenance or future acquisition of the office facilities; however, if a successful merger/acquisition is negotiated, it is anticipated that the office of American Eagle will be moved to that of the acquired company.

American Eagle is not actively engaged in conducting any business.  Rather, American Eagle is in the process of investigating potential business ventures which, in the opinion of management, will provide a source of eventual profit to American Eagle. Therefore, American Eagle does not presently intend to invest in real estate or real estate securities, nor have we formulated any investment policies regarding investments in real estate, real estate mortgages, or securities of or interests in persons engaged in real estate activities.

ITEM 4.  SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Security Ownership of Certain Beneficial Owners:

The following table sets forth certain information as of December 31, 2011, with respect to the beneficial ownership of American Eagle’s Common Stock by each director of American Eagle and each person known by American Eagle to be the beneficial owner of more than 5% of American Eagle’s outstanding shares of Common Stock.  At December 31, 2011, there were 7,047,098 shares of common stock outstanding.

For purposes of this table, information as to the beneficial ownership of shares of common stock is determined in accordance with the rules of the Securities and Exchange Commission and includes general voting power and/or investment power with respect to securities.  Except as otherwise indicated, all shares of our common stock are beneficially owned, and sole investment and voting power is held, by the person named.  For purposes of this table, a person or group of persons is deemed to have “beneficial ownership” of any shares of common stock, which such person has the right to acquire within 60 days after the date hereof.  The inclusion herein of such shares listed beneficially owned does not constitute an admission of beneficial ownership.

Title of Class	Name of Beneficial Owner	Number of Shares Owned	Percent of Class

	Principal Stockholders
Common	M. Philip Guthrie 5430 LBJ Freeway, Suite480 Dallas, TX 75240	3,143,437	44.6%

Preferred	Capital Builders, Inc. P.O. Box 901658 Sandy, Utah 84090	1,000,000	100%

	Director(s) and Officers:
Preferred	Kip Eardley(1)	1,000,000	100%

Preferred	All Officers and Director as a Group (one persons)	1,000,000	100%

_________________

(1)

 Kip Eardley is the sole shareholder, officer and director of Capital Builders, Inc. which owns 1,000,000 shares of preferred stock with such shares having a 10-to-1 voting preference where every one share of Preferred Stock is equivalent in votes to ten shares of common stock.  As such, Capital Builders would have over 50% of the voting control of the issued and outstanding stock.

Control by Existing Stockholders

Current management has a majority of the issued and outstanding shares of  preferred stock, which also has a 10 to 1 voting right.  As a result, the person currently in control of American Eagle will most likely continue to be in a position to elect at least a majority of the Board of Directors of American Eagle, to dissolve, merge or sell the assets of American Eagle, and generally, to direct the affairs of American Eagle.

Dividends

We have not declared any cash dividends with respect to our common stock, and do not intend to declare dividends in the foreseeable future.  Our future dividend policy cannot be ascertained with any certainty.  There are no material restrictions limiting, or that are likely to limit, our ability to pay dividends on our securities.

Securities Authorized for Issuance under Equity Compensation Plans

Plan Category	Number of Securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans excluding securities reflected in column (a)
	(a)	(b)	(c)
Equity compensation plans approved by security holders	None	None	None
Equity compensation plans not approved by security holders	None	None	None
Total	NA	NA	NA

ITEM 5.  DIRECTORS AND EXECUTIVE OFFICERS

Management

The following table sets forth information with respect to the officers and directors of American Eagle.  American Eagle’s directors serve for a term of one year and thereafter until their successors have been duly elected by the stockholders and qualified.  American Eagle’s officers serve for a term of one year and thereafter until their successors have been duly elected by the Board of Directors and qualified.

Name	Age	Position	Director or Officer Since
Kip Eardley	52	Director, President, Principal Accounting Officer	2008

Mr. Eardley, age 52, is the president and sole shareholder of Capital Builders, Inc. which he formed in 1998.  Since the formation of Capital Builders in 1998, Mr. Eardley has worked for Capital Builders which serves as the corporate entity for Mr. Eardley’s business activities.  In addition to his activities in Capital Builders, Mr. Eardley has managed several public and private companies over his career which were primarily related to finance and real estate.  The activities of Capital Builders have largely focused on aiding corporations in corporate restructuring, debt resolution, assisting with audits and other business planning activities.  Through Capital Builders, Mr. Eardley has also bought and sold residential and commercial property and has been the general contractor for the construction of residential homes.

Family Relationships

The officer / director has no family relationships to any other related parties.

ITEM 6. EXECUTIVE COMPENSATION

EXECTUTIVE COMPENSATION

The following table sets forth, for the fiscal years indicated, all compensation awarded to, earned by or paid to American Eagle’s chief executive officer and each of the other executive officers that were serving as executive officers at December 31, 2011 (collectively referred to as the "Named Executives").  No other executive officer serving during 2011 received compensation greater than $100,000.

Summary Compensation Table

Name and Principal Position	Year	Salary	Bonus	Stock Awards	Option Awards	Non-Equity Incentive Plan Compensation	All Other Compensation	Total
Kip Eardley	2011	--	--	--	--	--	--	--
CEO	2010	--	--	--	--	--	--	--
	2009	--	--	--	--	--	--	--

________________

Mr. Eardley has not taken a salary and does not plan on taking a salary.

Outstanding Equity Awards At Fiscal Year-End

We had no outstanding equity awards at fiscal year end.

Option/Stock Appreciation Rights (SAR) Grants in Last Fiscal Year

In fiscal 2011 and 2010, there were no stock options or SAR Grants.

Stock Option Exercise

In fiscal 2011 and 2010, none of the named executives exercised any options to purchase shares of common stock.

Long-Term Incentive Plan (“LTIP”)

There were no awards granted during fiscal year 2009 under a long-term incentive plan.

Board of Directors Compensation

Each director may be paid his expenses, if any, of attendance at each meeting of the board of directors, and may be paid a stated salary as director or a fixed sum for attendance at each meeting of the board of directors or both.  No such payment shall preclude any director from serving the corporation in any other capacity and receiving compensation therefore.  We did not compensate our director for service on the Board of Directors during fiscal 2010 and 2011.

No other compensation arrangements exist between American Eagle and our officers and directors.

Employment Contracts and Termination of Employment and Change-in-Control Arrangements

American Eagle does not have any employment contracts with our executive officer.  No other compensatory plan or arrangements exist between American Eagle and our executive officer that results or will result from the resignation, retirement or any other termination of such executive officer’s employment with American Eagle or from a change-in-control of American Eagle.

Report on Repricing of Options/SARs

During fiscal 2010 and 2011, we did not adjust or amend the exercise price of stock options or SARs previously awarded to any executive officer.

Report on Executive Compensation

The Board of Directors determines the compensation of American Eagle’s executive officer and president and sets policies for and reviews with the chief executive officer and president the compensation awarded to the other principal executives, if any. The compensation policies utilized by the Board of Directors are intended to enable American Eagle to attract, retain and motivate executive officers to meet our goals using appropriate combinations of base salary and incentive compensation in the form of stock options. Generally, compensation decisions are based on contractual commitments, if any, as well as corporate performance, the level of individual responsibility of the particular executive and individual performance.  At this time, the Board of Directors has determined no compensation is warranted to the officers and directors until such time as a merger is completed or business operation is established.  At such time, executive compensation on an ongoing basis will be reviewed.

Code of Ethics

We do not have a code of ethics.

Board of Directors Interlocks and Insider Participation in Compensation Decisions

No such interlocks existed or such decisions were made during fiscal year 2011 or 2010.

Option Plans

American Eagle has no option plans and no outstanding options.

ITEM 7. CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS, AND DIRECTOR INDEPENDENCE

We believe that all purchases from or transactions with affiliated parties were on terms and at prices substantially similar to those available from unaffiliated third parties.

For 2011 and 2010, the sole officer and director of the Company has provided office space at no cost to the Company.

Between August 2005 and September 2006, a shareholder of the Company advanced $50,000 to the Company.  On October 23, 2006, the Company entered into a Debt Settlement Agreement with the shareholder whereby 100% of the debt was exchanged for 1,000,000 series E Preferred Shares.  Each Series E Share has voting rights equal to 10 shares of common stock, is not convertible into any other class of stock of the Company and has no preference to dividends or liquidation rights.

Except as set forth above, there were no material transactions, or series of similar transactions, during our Company’s last fiscal year, or any currently proposed transactions, or series of similar transactions, to which our Company or any of our subsidiaries was or is to be a party, in which the amount involved exceeded the lesser of $120,000 or one percent of the average of our total assets at year-end for the last three completed fiscal years and in which any director, executive officer or any security holder who is known to us to own of record or beneficially more than five percent of any class of our common stock, or any member of the immediate family of any of the foregoing persons, had an interest.

Except as set forth above, there were no material transactions, or series of similar transactions, during our Company’s last five fiscal years, or any currently proposed transactions, or series of similar transactions, to which we or any of our subsidiaries was or is to be a party, in which the amount involved exceeded the lesser of $120,000 or one percent of the average of our total assets at year-end for the last three completed fiscal years and in which any promoter or founder of ours or any member of the immediate family of any of the foregoing persons, had an interest.

We do not consider our director to be independent given Mr. Eardley’s role as an officer of the Company and shareholder.

ITEM 8.  LEGAL PROCEEDINGS

American Eagle is not, and has not been, involved in any legal proceedings during the last fiscal year.

ITEM 9.  MARKET PRICE OF AND DIVIDENDS ON THE REGISTRANT’S COMMON EQUITY AND OTHER SHAREHOLDER MATTERS

American Eagle’s Common Stock is quoted on the “Pink Sheets” under the symbol “AEGP” but has traded sporadically with no significant volume.  The following table represents the high and low per share bid information for our common stock for each quarterly period in fiscal 2011 and 2010.  Such high and low bid information reflects inter-dealer quotes, without retail mark-up, mark-down or commissions and may not represent actual transactions.

	Year Ended 2011
	High	Low
Quarter Ended December 31	$0.025	$0.015
Quarter Ended September 30	0.025	0.011
Quarter ended June 30	0.025	0.015
Quarter ended March 31	0.06	0.04

	Year Ended 2010
	High	Low

Quarter ended December 31	$0.06	$0.05
Quarter ended September 30	0.06	0.04
Quarter ended June 30	0.07	0.05
Quarter ended March 31	0.02	0.008

At December 31, 2011, the bid and asked price for American Eagle's Common Stock was $0.015 and $0.025 respectively.  All prices listed herein reflect inter-dealer prices, without retail mark-up, mark-down or commissions and may not represent actual transactions.  Since its inception, American Eagle has not paid any dividends on its Common Stock, and American Eagle does not anticipate that it will pay dividends in the foreseeable future.  At December 31, 2011, American Eagle had approximately 228 stockholders of record.  As of December 31, 2011, American Eagle had 7,047,098 shares of its Common Stock issued and outstanding.

Possible Sale of Common Stock Pursuant to Rule 144

American Eagle has previously issued shares of common stock that constitute restricted securities as that term is defined in Rule 144 adopted under the Securities Act.  Subject to certain restrictions, such securities may generally be sold in limited amounts under Rule 144.  American Eagle currently has 7,047,098 shares outstanding, all of which were issued more than twelve years ago.  All of these shares would generally be available for resale.  In 2006, American Eagle issued an additional 1,000,000 shares of its Series E preferred stock.  These shares are entitled to 10 to 1 voting rights and have no liquidation preference and have no provision for conversion into common shares.  They were issued under exemptions from the registration provisions of the Securities Act and as such would not be available for resale unless an exemption such as Rule 144 was available.  Currently, Rule 144 would not be available until at least one year after a merger with an operating company or the creation of business operations by American Eagle and the filing of an 8-K containing certain information required in a Form 10 filing.  As such the timing of the availability of resale exemptions for these shares is unknown and currently they are not available for resale under Rule 144.  When the shares potentially become available for resale, there could be a depressive effect on any market that may develop for American Eagle’s common stock given the amount of shares that would be available for resale versus the number currently available.

Reports to Stockholders

Upon the effectiveness of this Form 10, American Eagle will be required to file annual and quarterly reports with the Securities and Exchange Commission.  These reports will be available over the internet at the Securities and Exchange Commission web site www.sec.gov.

ITEM 10.  RECENT SALES OF UNREGISTERED SECURITIES

During the last three years, American Eagle has not sold shares of its common stock or preferred stock.

ITEM 11.  DESCRIPTION OF REGISTRANT’S SECURITIES TO BE REGISTERED

DESCRIPTION OF SECURITIES

American Eagle's restated certificate of incorporation authorizes American Eagle to issue 26,000,000 shares of capital stock, par value $0.01 per share with 20,000,000 shares of common stock, par value $0.01 per share, 1,000,000 shares of non-voting common stock, par value $0.01 per share, and 5,000,000 shares of preferred stock, par value $0.01 per share.

Common Stock/Non-Voting Common Stock

The holders of Common Stock are entitled to one vote per share on each matter submitted to a vote at any meeting of stockholders.  Shares of Common Stock do not carry cumulative voting rights and, therefore, a majority of the shares of outstanding Common Stock will be able to elect the entire board of directors and, if they do so, minority stockholders would not be able to elect any person to the board of directors.  American Eagle’s bylaws provide that a majority of the issued and outstanding shares of American Eagle constitutes a quorum for stockholders’ meetings, except with respect to certain matters for which a greater percentage quorum is required by statute or the bylaws.

Stockholders of American Eagle have no preemptive rights to acquire additional shares of Common Stock or other securities.  The Common Stock is not subject to redemption and carries no subscription or conversion rights.  In the event of liquidation of American Eagle, the shares of Common Stock are entitled to share equally in corporate assets after satisfaction of all liabilities.

Holders of Common Stock are entitled to receive such dividends, as the board of directors may from time to time declare out of funds legally available for the payment of dividends.  American Eagle seeks growth and expansion of its business through the reinvestment of profits, if any, and does not anticipate that it will pay dividends in the foreseeable future.

The non-voting common stock has the same features as regular common stock except it has no voting rights and any stock dividends will be paid for with additional shares of non-voting common stock.

Preferred Stock

Shares of Preferred Stock may be issued in one or more series or classes, with each series or class having the rights and privileges respecting voting rights, preferences as to dividends and liquidation, conversion rights, and other rights of such series as determined by the board of directors at the time of issuance.  There are several possible uses for shares of Preferred Stock, including expediting financing and minimizing the impact of a hostile takeover attempt.

E Series Preferred Stock

In October 2006, the board of directors of American Eagle authorized the issuance of a Series of Preferred Stock (the “E Series Preferred Stock”).  The E Series Preferred Stock authorized up to 1,000,000 shares to be issued under the series.  All shares of the E Series Preferred Stock have been issued.  Under the rights, preferences and privileges of the E Series Preferred Stock, the holders of the preferred stock received a 10 to 1 voting preference over common stock.  Accordingly, for every share of E Series Preferred Stock held, the holder received the voting rights equal to 10 shares of common stock.  As such, the holders of the E Series Preferred Stock of American Eagle have the equivalent of voting capability of 10,000,000 shares of common stock.

Purchases of Equity Securities by Us and Affiliated Purchasers

There were no purchases of our equity securities by us or any of our affiliates during the year ended December 31, 2010, nor have there been any purchases through December 31, 2011.

Authority to Issue Stock

The board of directors has the authority to issue the authorized but unissued shares of Common Stock without action by the stockholders.  The issuance of such shares would reduce the percentage ownership held by current stockholders.

Transfer Agent

American Eagle’s transfer agent is Action Stock Transfer, 2469 East Fort Union Blvd, Suite 214, Salt Lake City, Utah 84121, Telephone (801) 274-1088 and Facsimile (801) 274-1099.

ITEM 12.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

Section 145 of the Delaware Corporation Law provides in relevant parts as follows:

(1)  A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, against expenses (including attorneys’ fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit, or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.  The termination of any action, suit, or proceeding by judgment, order, settlement, conviction, or on a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

(2)  A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue, or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to the corporation unless and only to the extent that the court in which such action or suit was brought shall determine on application that, despite the adjudication of liability but in view of all circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which such court shall deem proper.

(3)  To the extent that a director, officer, employee, or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit, or proceeding referred to in (1) or (2) of this subsection, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

(4)  The indemnification provided by this section shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under any bylaws, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee, or agent and shall inure to the benefit of the heirs, executors, and administrators of such a person.

The foregoing discussion of indemnification merely summarizes certain aspects of indemnification provisions and is limited by reference to the above discussed sections of the Delaware Corporation Law.

The Registrant’s certificate of incorporation and bylaws provide that the Registrant “may indemnify” to the full extent of its power to do so, all directors, officers, employees, and/or agents.  It is anticipated that the Registrant will indemnify its officer and director to the full extent permitted by the above-quoted statute.

Insofar as indemnification by the Registrant for liabilities arising under the Securities Act may be permitted to officers and directors of the Registrant pursuant to the foregoing provisions or otherwise, the Registrant is aware that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

ITEM 13.  FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA.

The financial statements, notes thereto, and the related independent registered public accounting firm’s report of American Eagle are set forth immediately following the signature page to this Form 10 and are herein incorporated by this reference.

ITEM 14.  CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE.

American Eagle has not had any disagreements with its independent registered public accounting firm.

ITEM 15.  FINANCIAL STATEMENTS AND EXHIBITS

The following financial statements, notes thereto, and the related independent registered public accounting firm’s report contained on page F-2 to our financial statements are herein incorporated:

Nine Months Ended September 30, 2011 and 2010

Balance Sheets as of September 30, 2011 (Unaudited) and December 31, 2010

Unaudited Statements of Operations for the Three and Nine months ended September 30, 2011 and 2010, and for the period from Reactivation on September 19, 2005, through September 30, 2011

Unaudited Statements of Cash Flows for the Nine Months ended September 30, 2011 and 2010, and for the period from Reactivation on September 19, 2005, through September 30, 2011

Notes to Unaudited Financial Statements for the Nine Months ended September 30, 2011

December 31, 2010 and 2009

Report of Independent Registered Public Accounting Firm

Balance Sheets as of December 31, 2010 and December 31, 2009

Statements of Operations for the Years ended December 31, 2010 and 2009, and for the period from Reactivation on September 19, 2005, through December 31, 2010

Statements of Stockholders' Equity (Deficit) for the for the period from Reactivation on September 19, 2005, through December 31, 2010

Statements of Cash Flows for the Years ended December 31, 2010 and 2009, and for the period from Reactivation on September 19, 2005, through December 31, 2010

Notes to Financial Statements for the Years ended December 31, 2010 and 2009

ITEM 1.  INDEX TO EXHIBITS

Copies of the following documents are included as exhibits to this Form 10 pursuant to item 601 of Regulation S-K.

	SEC
Exhibit	Reference	Title of
No.	No.	Document	Location

3(i)	3.01	Articles of Incorporation	This Filing

3(i)	3.02	Articles of Incorporation Amendment	This Filing

3(i)	3.02	Article IV of the Articles of Incorporation	This Filing

3(ii)	3.03	Bylaws of American Eagle	This Filing

4	4.01	Specimen Stock Certificate	This Filing

10	10.01	Promissory Note	This Filing

SIGNATURES

In accordance with Section 12 of the Securities Exchange Act of 1934, the Registrant caused this registration statement to be signed on its behalf by the undersigned, thereunder duly authorized.

American Eagle Group, Inc.

January 17, 2012

By:  /s/ Kip Eardley

Kip Eardley, CEO, Principal Executive and

Financial Officer

In accordance with Section 12 of the Securities Exchange Act of 1934, the Registrant caused this registration statement to be signed on its behalf by the undersigned in the capacities and on the dates stated.

Signature

Title

Date

/s/ Kip Eardley

Director, CEO, Principal Financial Officer

January 17, 2012

Kip Eardley

American Eagle Group, Inc.
(A Development Stage Company )
Financial Statements Table of Contents

Page
Balance Sheets as of September 30, 2011 (Unaudited) and December 31, 2010	F-2

Unaudited Statements of Operations for the Three and Nine months ended September 30, 2011 and 2010, and for the period from Reactivation on September 19, 2005, through September 30, 2011	F-3

Unaudited Statements of Cash Flows for the Nine Months ended September 30, 2011 and 2010, and for the period from Reactivation on September 19, 2005, through September 30, 2011	F-4

Notes to Unaudited Financial Statements for the Nine Months ended September 30, 2011	F-5

Report of Independent Registered Public Accounting Firm	F-8

Balance Sheets as of December 31, 2010 and 2009	F-9

Statements of Operations for the years ended December 31, 2010 and 2009, and for the period from Reactivation on September 19, 2005, through December 31, 2010	F-10

Statements of Stockholders' Equity (Deficit) for the period from Reactivation on September 19, 2005, through December 31, 2010	F-11

Statements of Cash Flows for the years ended December 31, 2010 and 2009, and for the period from Reactivation on September 19, 2005, through December 31, 2010	F-12

Notes to Financial Statements for the years ended December 31, 2010 and 2009	F-13

American Eagle Group, Inc.
(A Development Stage Company)
Balance Sheets

	September 30,	December 31,
	2011	2010
	(Unaudited)
ASSETS
CURRENT ASSETS
Cash	$1,755	$1,975
Total Current Assets	1,755	1,975
TOTAL ASSETS	$1,755	$1,975

LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES
Note Payable - Related Party	$10,900	$-
Total Current Liabilities	$10,900	$-

STOCKHOLDERS' EQUITY
Preferred stock, 5,000,000 shares authorized
Series B Cumulative Preferred stock, $0.01 par value, 162,857 shares authorized, zero and 142,857 shares issued and outstanding, respectively	-	1,429
Series E Preferred stock, $0.01 par value, 1,000,000 shares authorized, issued and outstanding	10,000	10,000
Common stock, $0.01 par value, 21,000,000 shares authorized and 7,047,098 shares issued and outstanding	70,471	70,471
Additional paid-in capital	46,940,529	46,944,100
Retained Earnings (Deficit) - prior to development stage	(46,974,719)	(46,974,719)
Accumulated Earnings (Deficit) - during development stage	(55,426)	(49,306)
Total Stockholder's Equity	(9,145)	1,975
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$1,755	$1,975

The accompanying notes are an integral part of these financial statements.

American Eagle Group, Inc.
(A Development Stage Company)
Unaudited Statements of Operations
	For the Three Months		For the Nine Months		From the Reactivation on September 19, 2005 through
	September 30,		September 30,		Sept. 30,
	2011	2010	2011	2010	2011
REVENUES	$-	$-	$-	$-	$-
EXPENSES
General and Administrative	216	832	6,120	1,129	55,468
Total Expenses	216	832	6,120	1,129	55,468
(LOSS) FROM OPERATIONS	(216)	(832)	(6,120)	(1,129)	(55,468)
OTHER INCOME (EXPENSE)
Interest	-	-	-	-	42
Total Other Income (Expense)	-	-	-	-	42
NET INCOME (LOSS)	$(216)	$(832)	$(6,120)	$(1,129)	$(55,426)

Basic Income (Loss) per Share	$0.00	$0.00	$0.00	$0.00
Basic Weighted Average Shares	7,047,098	7,047,098	7,047,098	7,047,098

The accompanying notes are an integral part of these financial statements.

American Eagle Group, Inc.
(A Development Stage Company)
Unaudited Statements of Cash Flows

			From the
	For the Nine Months		Reactivation on September 19, 2005 through
	September 30,		Sept. 30,
	2011	2010	2011
CASH FLOWS FROM OPERATING ACTIVITIES
Net Income (Loss)	$(6,120)	$(1,129)	$(55,426)
Reconciliation of net loss to net cash (used in) provided by operating activities:

Increase (decrease) in accounts payable	-	(65)	-
Net Cash (Used in) Operating Activities	(6,120)	(1,194)	(55,426)

CASH FLOWS FROM INVESTING ACTIVITIES	-	-	-

CASH FLOWS FROM FINANCING ACTIVITIES
Purchase of Series B Preferred Stock	(5,000)	-	(5,000)
Proceeds from related party payable	10,900	-	10,900
Proceeds from notes payable	-	-	50,000
Net Cash Provided by Financing Activities	5,900	-	55,900

NET INCREASE (DECREASE) IN CASH	(220)	(1,194)	474
CASH AT BEGINNING OF PERIOD	1,975	3,440	1,281
CASH AT END OF PERIOD	$1,755	$2,246	$1,755
CASH PAID FOR:
Interest	$-	$-
Income Taxes	$-	$-
SUPPLEMENTAL NON-CASH DISCLOSURES:
Preferred stock issued for notes payable	$-	$-

The accompanying notes are an integral part of these financial statements.

American Eagle Group, Inc.

Notes to Unaudited Financial Statements

September 30, 2011

Note 1:  Basis of Presentation and Summary of Significant Accounting Policies

Organization – American Eagle Group, Inc. (the “Company” or “American Eagle”) was incorporated under the laws of the State of Delaware on October 3, 1986, under the name AOA Corporation.  On October 6, 1986, a wholly owned subsidiary domiciled in Texas was merged into the Company.  On November 12, 1991, the Company changed its name to American Eagle Group, Inc.

Reorganization, Development Stage Company – The Company is in the development stage since it is not currently conducting any business, nor has it conducted any business since current management was appointed in the reactivation on September 19, 2005.

Going Concern – The Company’s financial statements have been prepared using accounting principles generally accepted in the United States of America applicable to a going concern, which contemplates the realization of assets and liquidation of liabilities in the normal course of business.  The Company has not generated any revenue for several years and the sole officer and director of the Company has provided capital to pay prior and current obligations.  The Company requires additional capital to continue its limited operations.  Furthermore, the Company’s officer and director serves without compensation.  The Company assumes that these arrangements and the availability of future capital sources will continue into the future, but no assurance thereof can be given.  A change in these circumstances would have a material adverse effect on the Company’s ability to continue as a going concern.  The accompanying financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Income Taxes

The Company utilizes the liability method of accounting for income taxes as set forth in FASC 740-20, “Accounting for Income Taxes.”  Under the liability method, deferred taxes are determined based on the difference between the financial statement and tax bases of assets and liabilities using enacted tax rates in effect in the years in which the differences are expected to reverse.  An allowance against deferred tax assets is recorded when it is more likely than not that such tax benefits will not be realized.

Estimates

The preparation of financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.  Actual results could differ from those estimates.

Cash and Cash Equivalents

For purposes of reporting cash flows, the Company considers all highly-liquid debt instruments purchased with an original maturity of three months or less to be cash equivalents.

Revenue Recognition

The Company plans to recognize revenue when the following four conditions are present: (1) persuasive evidence of an agreement exists, (2) the price is fixed or determinable, (3) delivery has occurred or services are rendered, and (4) collection is reasonably assured.

Income (Loss) Per Common Share

Income (Loss) per common share is computed by dividing net loss available to common stockholders by the weighted average number of common shares outstanding during the periods presented.  The Company has no potentially dilutive securities, in 2011 and 2010.  Accordingly, basic and dilutive loss per common share are the same.

Fair Value

The carrying values of cash and cash equivalents, marketable securities and accounts payable and accrued liabilities approximate their fair values because of the short-term maturity of these financial instruments.

Recently Issued Accounting Pronouncements

The Company has reviewed recently issued, but not yet adopted, accounting standards in order to determine their effects, if any, on its results of operations, financial position or cash flows.  Based on that review, the Company believes that none of these pronouncements will have a significant effect on its financial statements.

American Eagle Group, Inc.

Notes to Unaudited Financial Statements

September 30, 2011

Note 2:  Income Taxes

Due to losses at September 30, 2011 and December 31, 2010, the Company had no income tax liability.  At September 30, 2011 and December 31, 2010, the Company had available unused operating loss carry forwards of approximately $55,426 and $48,392, respectively, which may be applied against future taxable income and which expire in various years through 2030.

The amount of and ultimate realization of the benefits from the operating loss carry forwards for income tax purposes is dependent, in part, upon the tax laws in effect, the future earnings of the Company and other future events, the effects of which cannot be determined at this time.  Because of the uncertainty surrounding the realization of the loss carry forwards, the Company has established a valuation allowance equal to the tax effect of the loss carry forwards and, therefore, no deferred tax asset has been recognized for the loss carry forwards.  The net deferred tax assets are approximately $18,845 and $16,453 as of September 30, 2011 and December 31, 2010, respectively, with an offsetting valuation allowance of the same amount resulting in a change in the valuation allowance of approximately $2,283 during the nine months ended September 30, 2011.

Components of income tax are as follows:

Nine Months Ended September 30
	2011	2010
Current	$-	$-
Federal	-	-
State	-	-
	-	-
Deferred	-	-
	$-	$-

A reconciliation of the provision for income tax expense with the expected income tax computed by applying the federal statutory income tax rate to income before provision for income taxes as follows:

	Nine Months Ended September 30
	2011	2010
Income tax computed at
Federal statutory tax rate of 34%	$(2,081)	$(384)
State taxes (net of federal benefit) 3.3% for 2011 and 2010	(202)	(37)
Deferred taxes and other	2,283	421
	$-	$-

The Company has no tax positions at September 30, 2011 and 2010, for which the ultimate deductibility is highly certain but for which there is uncertainty about the timing of such deductibility.  The Company recognizes interest accrued related to unrecognized tax benefits in interest expense and penalties in operating expenses.  During the period ended September 30, 2011 and 2010, the Company recognized no interest and penalties.

Under the rules of the Internal Revenue Service, the Company's tax returns for the previous three years remain open for examination to the Internal Revenue Service and the State of Delaware.

American Eagle Group, Inc.

Notes to Unaudited Financial Statements

September 30, 2011

Note 3:  Capital Stock

Preferred Stock and Common Stock – The Company’s Board of Directors is expressly granted the authority to issue, without stockholder action, the authorized shares of the Company’s preferred and common stock.  The Board of Directors may issue shares and determine the powers, preferences, limitations, and relative rights of any class of shares before the issuance thereof.

Preferred Stock – The Company has authorized 5,000,000 shares of Preferred Stock, par value $.01 per share.  The authorization to issue 162,857 shares of Series B Cumulative Preferred Stock was given on March 7, 1988, and 162,857 shares were issued June 21, 1990.  Under the rights, preferences and privileges of the Series B Preferred Stock, the shares are non-voting, non-convertible, accrue $.60 per share per year dividends as declared by the board of directors, $10.00 per share liquidation preference over common stock, and can be redeemed by the Company for $10.00 per share.  The Company never declared dividends for the shareholders of the Series B Cumulative Preferred shares.

The Company redeemed 20,000 shares in January 1997.  On March 29, 2011, the Company came to an agreement with the shareholder of the Series B Cumulative Preferred Stock for redemption of the remaining 142,857 outstanding shares for $5,000.  The shares were cancelled April 20, 2011, and the shareholder released and discharged the Company from any past, present or future claims to any dividends and from all claims, actions or liabilities related to the Series B Preferred Stock.  As of September 30, 2011, there were no Series B Cumulative Preferred Stock shares outstanding.

Series E Preferred Stock was authorized October 2006 for up to 1,000,000 shares.  Under the rights, preferences and privileges of the Series E Preferred Stock, the holders of the preferred stock receive a 10 to 1 voting preference over common stock.  Accordingly, for every share of Series E Preferred Stock held, the holder received the voting rights equal to 10 shares of common stock.  The Series E preferred Stock is not convertible into any other class of stock of the Company and has no preference to dividends or liquidation rights.  As of September 30, 2011 and December 31, 2010, there were 1,000,000 shares outstanding.

Common Stock – The Company has authorized 21,000,000 shares of common stock, par value $.01 per share, of which 1,000,000 shares shall be designated as Non-voting Common Stock, par value $.01 per share.  As of September 30, 2011 and December 31, 2010, there were 7,047,098 shares of voting common stock outstanding.

Note 4:  Related Party Transactions

For 2011 and 2010, the sole officer and director of the Company has provided office space at no cost to the Company.

On September 30, 2011, the Company entered into a promissory note agreement with the sole officer and director for $10,900.  The note carries an interest rate of 7% and principal and interest is due no later than September 30, 2012.  There was no interest expense for the nine months ended September 30, 2011.

Between August 2005 and September 2006 a shareholder of the Company advanced $50,000 to the Company.  On October 23, 2006, the Company entered into a Debt Settlement Agreement with the shareholder whereby 100% of the debt was exchanged for 1,000,000 Series E Preferred Shares.  Each Series E Share has voting rights equal to 10 shares of common stock, is not convertible into any other class of stock of the Company and has no preference to dividends or liquidation rights.

Note 5:  Subsequent Events

ASC 855-16-50-4 establishes accounting and disclosure requirements for subsequent events.  ASC 855 details the period after the balance sheet date during which we should evaluate events or transactions that occur for potential recognition or disclosure in the financial statements, the circumstances under which we should recognize events or transactions occurring after the balance sheet date in our financial statements and the required disclosures for such events.  We adopted this statement effective June 15, 2009, and have evaluated all subsequent events through the date these financial statements were issued.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To The Board of Directors

American Eagle Group, Inc.

We have audited the accompanying balance sheets of American Eagle Group, Inc. (a development stage company) as of December 31, 2010 and 2009, and the related statements of operations, stockholders’ equity (deficit), and cash flows for the years then ended, and for the period from September 19, 2005 (date of reactivation) to December 31, 2010. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States of America). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting, as a basis for designing audit procedures that are appropriate in the circumstances but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of American Eagle Group, Inc. as of December 31, 2010 and 2009, and the results of its operations and its cash flows for the years then ended, and for the period from September 19, 2005 (date of reactivation) to December 31, 2010, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company has an accumulated deficit, and has suffered recurring losses from operations. These factors, among others, raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Child, Van Wagoner & Bradshaw, PLLC

Salt Lake City, Utah

September 29, 2011

American Eagle Group, Inc.
(A Development Stage Company)
Balance Sheets
	December 31,
	2010	2009
ASSETS
CURRENT ASSETS
Cash	$1,975	$3,440
Total Current Assets	1,975	3,440
TOTAL ASSETS	$1,975	$3,440

LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES
Accounts Payable	$-	$65
Total Current Liabilities	-	65

STOCKHOLDERS' EQUITY
Preferred stock, 5,000,000 shares authorized
Series B Cumulative Preferred stock, $0.01 par value, 162,857 shares authorized and 142,857 shares issued and outstanding	1,429	1,429
Series E Preferred stock, $0.01 par value, 1,000,000 shares authorized,
Common stock, $0.01 par value, 21,000,000 shares authorized and 7,047,098 shares issued and outstanding	70,471	70,471
Additional paid-in capital	46,944,100	46,944,100
Retained Earnings (Deficit) - prior to development stage	(46,974,719)	(46,974,719)
Accumulated Earnings (Deficit) - during development stage	(49,306)	(47,906)
Total Stockholder's Equity	1,975	3,375
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$1,975	$3,440

The accompanying notes are an integral part of these financial statements.

American Eagle Group, Inc.
(A Development Stage Company)
Statements of Operations
	For the Years Ended		From the Reactivation on September 19, 2005 through
	December 31,		December 31,
	2010	2009	2010
REVENUES	$-	$-	$-
EXPENSES
General and Administrative	1,400	2,201	49,348
Total Expenses	1,400	2,201	49,348
(LOSS) FROM OPERATIONS	(1,400)	(2,201)	(49,348)
OTHER INCOME (EXPENSE)
Interest	-	1	42
Total Other Income (Expense)	-	1	42
NET INCOME (LOSS)	$(1,400)	$(2,200)	$(49,306)

Basic Income (Loss) per Share	$0.00	$0.00
Basic Weighted Average Shares	7,047,098	7,047,098

The accompanying notes are an integral part of these financial statements.

American Eagle Group, Inc.
(A Development Stage Company) Statements of Stockholders' Equity (Deficit)

	Series B Cumulative Preferred Stock		Series E Preferred Stock		Common Stock		Additional Paid-In	Retained	Deficit Accumulated During the Development	Total Stockholder's Equity
	Shares	Amount	Shares	Amount	Shares	Amount	Capital	Deficit	Stage	(Deficit)
Balance, September 19, 2005	142,857	1,429	-	-	7,047,098	70,471	46,904,100	(46,974,719)	-	1,281
Net loss for the year ended December 31, 2005	-	-	-	-	-	-	-	-	(39,799)	(39,799)
Balance, December 31, 2005	142,857	1,429	-	-	7,047,098	70,471	46,904,100	(46,974,719)	(39,799)	(38,518)
Series E Preferred issued for debt settlement agreement	-	-	1,000,000	10,000	-	-	40,000	-	-	50,000
Net loss for the year ended December 31, 2006	-	-	-	-	-	-	-	-	(5,449)	(5,449)
Balance, December 31, 2006	142,857	1,429	1,000,000	10,000	7,047,098	70,471	46,944,100	(46,974,719)	(45,248)	6,033
Net loss for the year ended December 31, 2007	-	-	-	-	-	-	-	-	(448)	(448)
Balance, December 31, 2007	142,857	1,429	1,000,000	10,000	7,047,098	70,471	46,944,100	(46,974,719)	(45,696)	5,585
Net loss for the year ended December 31, 2008	-	-	-	-	-	-	-	-	(10)	(10)
Balance, December 31, 2008	142,857	1,429	1,000,000	10,000	7,047,098	70,471	46,944,100	(46,974,719)	(45,706)	5,575
Net loss for the year ended December 31, 2009	-	-	-	-	-	-	-	-	(-2,200)	(2,200)
Balance, December 31, 2009	142,857	1,429	1,000,000	10,000	7,047,098	70,471	46,944,100	(46,974,719)	(47,906)	3,375
Net loss for the year ended December 31, 2010	-	-	-	-	-	-	-	-	(1,400)	(1,400)
Balance, December 31, 2010	142,857	1,429	1,000,000	10,000	7,047,098	70,471	46,944,100	(46,974,719)	(49,306)	1,975

The accompanying notes are an integral part of these financial statements.

American Eagle Group, Inc.
(A Development Stage Company)
Statements of Cash Flows
	For the Years Ended		From the Reactivation on September 19, 2005 through
	December 31,		December 31,
	2010	2009	2010
CASH FLOWS FROM OPERATING ACTIVITIES
Net Income (Loss)	(1,400)	(2,200)	(49,306)
Reconciliation of net loss to net cash (used in) provided by operating activities:
Increase (decrease) in accounts payable	(65)	65	-
(Increase) decrease in prepaid assets	-	632	-
Net Cash (Used by) Provided by Operating Activities	(1,465)	(1,503)	(49,306)

CASH FLOWS FROM INVESTING ACTIVITIES	-	-	-

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from notes payable	-	-	50,000
	-	-	50,000

NET INCREASE (DECREASE) IN CASH	(1,465)	(1,503)	694
CASH AT BEGINNING OF PERIOD	3,440	4,943	1,281
CASH AT END OF PERIOD	$1,975	$3,440	$1,975

CASH PAID FOR:
Interest	$-	$-
Income Taxes	$-	$-

SUPPLEMENTAL NON-CASH DISCLOSURES:
Preferred stock issued for notes payable	$-	$-

The accompanying notes are an integral part of these financial statements.

American Eagle Group, Inc.

Notes to Financial Statements

December 31, 2010 and 2009

Note 1:  Basis of Presentation and Summary of Significant Accounting Policies

Organization – American Eagle Group, Inc. (the “Company” or “American Eagle”) was incorporated under the laws of the State of Delaware on October 3, 1986, under the name  AOA Corporation.  On October 6, 1986, a wholly owned subsidiary domiciled in Texas was merged into the Company.  On November 12, 1991, the Company changed its name to American Eagle Group, Inc.

Reorganization, Development Stage Company – The Company is in the development stage since it is not currently conducting any business, nor has it conducted any business since current management was appointed in the reactivation on September 19, 2005.

Going Concern – The Company’s financial statements have been prepared using accounting principles generally accepted in the United States of America applicable to a going concern, which contemplates the realization of assets and liquidation of liabilities in the normal course of business.  The Company has not generated any revenue for several years and the sole officer and director of the Company has provided capital to pay prior and current obligations.  The Company requires additional capital to continue its limited operations.  Furthermore, the Company’s officer and director serves without compensation.  The Company assumes that these arrangements and the availability of future capital sources will continue into the future, but no assurance thereof can be given.  A change in these circumstances would have a material adverse effect on the Company’s ability to continue as a going concern.  The accompanying financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Income Taxes

The Company utilizes the liability method of accounting for income taxes as set forth in FASC 740-20, “Accounting for Income Taxes.”  Under the liability method, deferred taxes are determined based on the difference between the financial statement and tax bases of assets and liabilities using enacted tax rates in effect in the years in which the differences are expected to reverse.  An allowance against deferred tax assets is recorded when it is more likely than not that such tax benefits will not be realized.

Estimates

The preparation of financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.  Actual results could differ from those estimates.

Cash and Cash Equivalents

For purposes of reporting cash flows, the Company considers all highly-liquid debt instruments purchased with an original maturity of three months or less to be cash equivalents.

Revenue Recognition

The Company plans to recognize revenue when the following four conditions are present: (1) persuasive evidence of an agreement exists, (2) the price is fixed or determinable, (3) delivery has occurred or services are rendered, and (4) collection is reasonably assured.

Income (Loss) Per Common Share

Income (Loss) per common share is computed by dividing net loss available to common stockholders by the weighted average number of common shares outstanding during the periods presented.  The Company has no potentially dilutive securities, in 2009 and 2010.  Accordingly, basic and dilutive loss per common share are the same.

Fair Value

The carrying values of cash and cash equivalents, marketable securities and accounts payable and accrued liabilities approximate their fair values because of the short-term maturity of these financial instruments.

Recently Issued Accounting Pronouncements

The Company has reviewed recently issued, but not yet adopted, accounting standards in order to determine their effects, if any, on its results of operations, financial position or cash flows.  Based on that review, the Company believes that none of these pronouncements will have a significant effect on its financial statements.

American Eagle Group, Inc.

Notes to Financial Statements

December 31, 2010 and 2009

Note 2:  Income Taxes

Due to losses at December 31, 2010 and 2009, the Company had no income tax liability.  At December 31, 2010 and 2009, the Company had available unused operating loss carry forwards of approximately $48,392 and $46,927, respectively, which may be applied against future taxable income and which expire in various years through 2030.

The amount of and ultimate realization of the benefits from the operating loss carry forwards for income tax purposes is dependent, in part, upon the tax laws in effect, the future earnings of the Company and other future events, the effects of which cannot be determined at this time.  Because of the uncertainty surrounding the realization of the loss carry forwards, the Company has established a valuation allowance equal to the tax effect of the loss carry forwards and, therefore, no deferred tax asset has been recognized for the loss carry forwards.  The net deferred tax assets are approximately $16,453 and $15,955 as of December 31, 2010 and 2009, respectively, with an offsetting valuation allowance of the same amount resulting in a change in the valuation allowance of approximately $522 during the year ended December 31, 2010.

Components of income tax are as follows:

Years Ended December 31
	2010	2009
Current	$-	$-
Federal	-	-
State	-	-
	-	-
Deferred	-	-
	$-	$-

A reconciliation of the provision for income tax expense with the expected income tax computed by applying the federal statutory income tax rate to income before provision for income taxes as follows:

	Years Ended December 31
	2010	2009
Income tax computed at
Federal statutory tax rate of 34%	$(476)	$(748)
State taxes (net of federal benefit) 3.3% for 2010 and 0% for 2009	(46)	-
Deferred taxes and other	522	748
	$-	$-

The Company has no tax positions at December 31, 2010 and 2009, for which the ultimate deductibility is highly certain but for which there is uncertainty about the timing of such deductibility.  The Company recognizes interest accrued related to unrecognized tax benefits in interest expense and penalties in operating expenses.  During the period ended December 31, 2010 and 2009, the Company recognized no interest and penalties.  The Company had no accruals for interest and penalties at December 31, 2010 and 2009.

Under the rules of the Internal Revenue Service, the Company's tax returns for the previous three years remain open for examination to the Internal Revenue Service and the State of Delaware.

Note 3:  Capital Stock

Preferred Stock and Common Stock – The Company’s Board of Directors is expressly granted the authority to issue, without stockholder action, the authorized shares of the Company’s preferred and common stock.  The Board of Directors may issue shares and determine the powers, preferences, limitations, and relative rights of any class of shares before the issuance thereof.

Preferred Stock – The Company has authorized 5,000,000 shares of Preferred Stock, par value $.01 per share.  The authorization to issue 162,857 shares of Series B Cumulative Preferred Stock was given on March 7, 1988, and 162,857 shares were issued June 21, 1990.  Under the rights, preferences and privileges of the Series B Preferred Stock, the shares are non-voting, non-convertible, accrue $.60 per share per year dividends as declared by the board of directors, $10.00 per share liquidation preference over common stock, and can be redeemed by the Company for $10.00 per share.  The Company never declared dividends for the shareholders of the Series B Cumulative Preferred shares.  The Company redeemed 20,000 shares in January 1997.  As of December 31, 2010 and 2009, there were 142,857 shares outstanding.  All remaining 142,857 Series B Cumulative Preferred shares were cancelled April 20, 2011.

American Eagle Group, Inc.

Notes to Financial Statements

December 31, 2010 and 2009

Series E Preferred Stock was authorized October 2006 for up to 1,000,000 shares.  Under the rights, preferences and privileges of the Series E Preferred Stock, the holders of the preferred stock receive a 10 to 1 voting preference over common stock.  Accordingly, for every share of Series E Preferred Stock held, the holder received the voting rights equal to 10 shares of common stock.  The Series E preferred Stock is not convertible into any other class of stock of the Company and has no preference to dividends or liquidation rights.  As of December 31, 2010 and 2009, there were 1,000,000 shares outstanding.

Common Stock – The Company has authorized 21,000,000 shares of common stock, par value $.01 per share, of which 1,000,000 shares shall be designated as Non-voting Common Stock, par value $.01 per share.  As of December 31, 2010 and 2009, there were 7,047,098 shares of voting common stock outstanding.

Note 4:  Related Party Transactions

For 2010 and 2009, the sole officer and director of the Company has provided office space at no cost to the Company.

Between August 2005 and September 2006 a shareholder of the Company advanced $50,000 to the Company.  On October 23, 2006, the Company entered into a Debt Settlement Agreement with the shareholder whereby 100% of the debt was exchanged for 1,000,000 Series E Preferred Shares.  Each Series E Share has voting rights equal to 10 shares of common stock, is not convertible into any other class of stock of the Company and has no preference to dividends or liquidation rights.

Note 5:  Subsequent Events

ASC 855-16-50-4 establishes accounting and disclosure requirements for subsequent events.  ASC 855 details the period after the balance sheet date during which we should evaluate events or transactions that occur for potential recognition or disclosure in the financial statements, the circumstances under which we should recognize events or transactions occurring after the balance sheet date in our financial statements and the required disclosures for such events.  We adopted this statement effective June 15, 2009, and have evaluated all subsequent events through the date these financial statements were issued.

On March 29, 2011, the Company came to an agreement with the shareholder of the Series B Cumulative Preferred Stock for redemption of all 142,857 outstanding shares.  An officer of the Company paid $5,000 to the shareholder.  The shares were cancelled April 20, 2011, and the shareholder released and discharged the Company from any past, present or future claims to any dividends and from all claims, actions or liabilities related to the Series B Preferred Stock.